Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated July 27, 2012 and May 24, 2012, in this Registration Statement (Form F-1) and related Prospectus of UBIC, Inc. for the registration of shares of its common stock.

/s/ Ernst & Young ShinNihon LLC

Tokyo, Japan
November 1, 2012